UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): June 17, 2015

BIOHEART, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	001-33718	65-0945967
(State of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

13794 NW 4th Street, Suite 212, Sunrise, Florida	33325
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 835-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, “Company,” “our company,” “us,” and “our” refer to Bioheart, Inc., unless the context requires otherwise.

ITEM 8.01 OTHER EVENTS.

On November 10, 2014, the Company was served with a lawsuit by an alleged assignee and a guarantor to a Loan Guarantee, Payment and Security Agreement. These parties claim breach of that Agreement and damages of approximately $2.3 Million plus interest. The assignor and assignee also sued the Company’s directors and two past directors, an affiliate shareholder and the Company’s secured creditor, alleging breach of fiduciary duty, claiming damages as alleged creditors arising out of these parties’ alleged participation in Northstar Biotech Group, LLC, a secured creditor of the Company.

In May and June of 2015, the lawsuit was settled. As part of the settlement, the Company’s debt was reduced by $824,865.39. The Company provided a note to the original guarantor in the amount of $1,697,762, to be paid over a five year period with a 0% interest rate. The settlement also provides for a general release among all parties and for the dismissal of the lawsuit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOHEART, INC.

Date: June 22, 2015	By:	/s/ Mike Tomas
Mike Tomas
Chief Executive Officer